As filed with the Securities and Exchange Commission on December 13, 2005
                           Registration No. 333-_____


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                          Wellstar International, Inc.
                 (Name of small business issuer in its charter)



           Nevada                          3844                   20-1834908

(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of Incorporation or         Classification Code Number)  Identification No.)
         Organization)

                          Wellstar International, Inc.
                                6911 Pilliod Road
                               Holland, Ohio 43528
                                 (419) 865-0069
        (Address and telephone number of principal executive offices and principal place of business)

                             John Antonio, President
                          Wellstar International, Inc.
                                6911 Pilliod Road
                               Holland, Ohio 43528
                                 (419) 865-0069
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Darrin Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o ________


                         CALCULATION OF REGISTRATION FEE

    Title of each class of securities to be     Amount to be        Proposed maximum         Proposed maximum          Amount of
                   registered                  registered (1)  offering price per share    aggregate offering      registration fee
                                                                         (2)                     price
---------------------------------------------- ---------------- ------------------------- ------------------------ -----------------
Common stock, $.001 par value issuable upon    95,238,095 (3)           $.12                  $11,428,571.4           $1,222.85
conversion of the secured convertible notes
Common stock, $.001 par value issuable upon    11,000,000 (4)           $.50                     $5,500,000              $588.5
exercise of warrants
Common stock, $.001 par value                     225,000               $.12                        $27,000               $2.89

Total                                         106,463,095                                     $16,955,571.4           $1,814.25


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on Pink Sheets on December 12, 2005, which was $.12 per share.

(3) Includes a good faith estimate (200%) of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate (200%) of the shares underlying warrants exercisable at $.50 per share to account for antidilution and price protection adjustments.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 13, 2005


                           WELLSTAR INTERNATIONAL INC.

                              106,463,095 SHARES OF

                                  COMMON STOCK


This prospectus relates to the resale by the selling stockholders of up to 106,463,095 shares of our common stock, including up to 95,238,095 shares of common stock underlying secured convertible notes in a principal amount of $3,000,000 and up to 11,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants. The secured convertible notes are convertible into our common stock at the lower of $0.12 or at a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "WLSI". The last reported sales price per share of our common stock as reported by the Pink Sheets on December 12, 2005, was $.12.

       Investing in these securities involves significant risks. See "Risk
                         Factors" beginning on page 6.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is ________, 2005.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Wellstar International Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.


                                TABLE OF CONTENTS



Cautionary Note Regarding Forward-Looking Statements                                                   2
Prospectus Summary                                                                                     3
Risk Factors                                                                                           6
Use Of Proceeds                                                                                       12
Market For Common Equity And Related Stockholder Matters                                              15
Management's Discussion And Analysis Of Financial Condition And Results Of Operations                 17
Business                                                                                              37
Description Of Properties                                                                             51
Legal Proceedings                                                                                     53
Management                                                                                            54
Executive Compensation                                                                                56
Certain Relationships And Related Transactions                                                        59
Security Ownership Of Certain Beneficial Owners And Management                                        60
Description Of Securities                                                                             61
Commission's Position On Indemnification For Securities Act Liabilities                               61
Plan Of Distribution                                                                                  61
Selling Stockholders                                                                                  64
Legal Matters                                                                                         69
Experts                                                                                               69
Available Information                                                                                 69
Index to Consolidated Financial Statements                                                            70

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This   prospectus  and  any  prospectus   supplement   contain   forward-looking
statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY


The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.


                           WELLSTAR INTERNATIONAL INC.

Wellstar International, Inc. was formed in the State of Nevada on December 5, 1997. Wellstar was a development stage company with no operating activities. On July 12, 2005, Wellstar entered into an agreement with Trillennium Medical Imaging, Inc. to acquire Trillennium's intangible property contracts and agreements.

Wellstar International, Inc., through its Trillennium Medical Imaging, Inc. subsidiary, is dedicated to developing and licensing the use of advanced thermal imaging technology in the consumer health care and veterinary markets throughout the United States. Wellstar is one of the only companies currently in North America that has an FDA approved camera and software to do thermal imaging. TMI is well positioned to take advantage of the thermal imaging market and to save lives in the process. Our current competitive advantage is derived from the state of the art technology of the camera and software we are utilizing, combined with an intimate knowledge of and relationships in the thermal imaging market. Wellstar plans to grow in these markets by expanding its imaging capabilities through the acquisition of new imaging technologies. In addition to human Imaging, Wellstar plans to compete in the equine imaging market.

For the year ended July 31, 2005, we generated no revenues and no net loss. For the three months ended October 31, 2005, we generated net revenues in the amount of $425 and a net loss of $435,494. We had an accumulated deficit of $535,557 as of October 31, 2005.

Our principal offices are located at 6911 Pilliod Road, Holland, OH 43528, and our telephone number is (419) 865-0069. We are a Nevada corporation.

Common stock          Up to 106,463,095 shares, including the following:
offered by selling
stockholders

                    - up to 95,238,095 shares of common stock underlying secured convertible notes in the principal amount of $3,000,000 (includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations and antidilution protection adjustments, respectively),

                    - up to 11,000,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.50 per share (includes a good faith estimate of the shares underlying warrants to account for antidilution protection adjustments),

                    -    225,000   shares  of  common  stock  issued  for  legal
                         services.

                         This number represents approximately 130% of our current outstanding stock.

Common stock to be       Up to 93,000,000 shares
outstanding after the
offering


Use of proceeds         We will not  receive any  proceeds  from the sale of the
                        common stock. However, we will receive the sale price of
                        any  common  stock we sell to the  selling  stockholders
                        upon  exercise  of the  warrants.  We  expect to use the
                        proceeds received from the exercise of the warrants,  if
                        any, for general working capital purposes.  However, AJW
                        Partners,   LLC,  AJW  Qualified   Partners,   LLC,  AJW
                        Offshore, Ltd., and New Millennium Partners II, LLC will
                        be entitled to  exercise up to  5,000,000  warrants on a
                        cashless basis if the shares of common stock  underlying
                        the  warrants  are not then  registered  pursuant  to an
                        effective registration  statement. In the event that AJW
                        Partners,   LLC,  AJW  Qualified   Partners,   LLC,  AJW
                        Offshore,  Ltd.,  or New  Millennium  Partners  II,  LLC
                        exercise the warrants on a cashless basis,  then we will
                        not  receive  any  proceeds  from the  exercise of those
                        warrants.  In addition,  we have received gross proceeds
                        of $1,000,000  from the sale of the secured  convertible
                        notes and the investors are obligated to provide us with
                        an additional $2,000,000;  $1,000,000 within two days of
                        the   filing  of  this   registration   statement,   and
                        $1,000,000 within two days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

Over-The-Counter
Bulletin                WLSI
Board Symbol


The above information regarding common stock to be outstanding after the offering is based on 82,000,000 shares of common stock outstanding as of December 5, 2005 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.


OCTOBER 2005 SECURITIES PURCHASE AGREEMENT

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on October 31, 2005 for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 5,000,000 shares of our common stock.

The investors are obligated to provide us with the funds (gross proceeds) as follows:

     o    $1,000,000 was disbursed on October 31, 2005;


     o $1,000,000 will be disbursed within two days of the filing of this registration statement; and


     o $1,000,000 will be disbursed within two days of the effectiveness of this prospectus.

The secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.12 or (ii) a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of December 12, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.105 and, therefore, the conversion price for the secured convertible notes was $.063. Based on this conversion price, the $3,000,000 secured convertible notes, excluding interest, were convertible into 47,619,047 shares of our common stock.

AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.


OCTOBER 2005 CONVERTIBLE TERM LOAN AGREEMENT

On October 11, 2005 we entered into a Term Loan Agreement with an accredited investor, Andrew M Thompson, in an aggregate principal amount of $400,000.00. The loan proceeds will be used as additional initial working capital and to finance the initial purchase of 10 thermal imaging cameras with related equipment. The Term Loan: (i) is convertible at the lender's option into common stock of the company at a 40% discount to the market price of our common stock on the date of conversion and (ii) grants the lender warrants, exercisable on or before October 11, 2007, to purchase 1,000,000 shares of our common stock at an exercise price of $.50 per share. The notes are due and payable 180 days after the actual date of advance of loan proceeds.

Pursuant to the Term Loan Agreement, the lender advanced us loan proceeds as follows:

     o    $150,000 on October 11, 2005;
     o    $40,000 on October 17, 2005; and
     o    $210,000 on November 28, 2005.

The three secured Commercial Cognovit Promissory Notes issued contemporaneously with each advance of funds bear interest at a rate per annum equal to the lender's Margin Rate plus eight percent (8.00%). The lender's Margin Rate is the interest rate established from time to time by the Lender's Security Firm, Legg Mason, on margin loans against the Lender's security account. The lender has the option to convert the principal amount of the loans plus all accrued but unpaid interest on the earlier of the date of prepayment of the loans or the due date of the loans at a conversion price equal to the market price on the day of conversion minus 40%. As of December 12, 2005, the closing price of our common stock as reported on the Over-The-Counter Bulletin Board was $.12 and, therefore, the conversion price for the secured convertible notes was $.072.
Based on this conversion price, the $400,000 secured Commercial Cognovit Promissory Notes, excluding interest, were convertible into approximately 5,555,555 shares of our common stock.

In the event the lender exercises the warrants on or before October 11, 2005, we will receive proceeds in the maximum gross amount of $500,000.00.

AUGUST 2005 UNSECURED LOAN AGREEMENT

To obtain initial working capital, on August 1, 2005 we entered into an unsecured loan agreement in the aggregate principal amount of $150,000.00 from an accredited lender, Michael Sweeney. The loan is due and payable on July 31, 2006 and bears interest at the rate of 6% per annum, payable annually in arrears. In consideration of the loan we have agreed to issue 500,000 shares of unregistered common stock to Mr. Sweeney.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business :

We Have No Operating History, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We have no operating history. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If We Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed. In Addition, Section 4e of the October 2005 Securities Purchase Agreements Contains Certain Restrictions and Limitations on Our Ability to Seek Additional Financing. If We Do Obtain Additional Financing, Our Then Existing Shareholders May Suffer Substantial Dilution .

We will require additional funds to sustain and expand our sales and marketing activities. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Without the prior written consent of a majority-in-interest of the investors for a period ending on the later of (i) 270 days from the closing date, or (ii) 180 days from the date that this registration statement is declared effective by the SEC,
Section 4e of our October 2005 Securities Purchase Agreement limits our ability to seek additional financing, including negotiating or contracting with any party to obtain additional equity financing (including debt financing with an equity component) which involves the following:

     o the issuance of shares of our common stock at a discount to the market price on the date of issuance;

     o the issuance of convertible securities that are convertible into an indeterminate number of shares of our common stock; or

     o    the issuance of warrants to purchase shares of our common stock.


There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, or if a majority-in-interest of the investors under our October 2005 Securities Purchase Agreement will provide their prior written consent for us to engage in additional financing involving the issuance of our securities as set forth above. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

If We Are Unable to Retain the Services of John Antonio or If We Are Unable to Successfully Recruit Qualified Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of John Antonio, our current President and a Director. Loss of the services of Mr. Antonio could have a material adverse effect on our growth, revenues, and prospective business. We have applied for a "key man" life insurance policy on the life of Mr. Antonio in the amount of $3,000,000. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

If We Are Not Able to Successfully Market and Gain Public Awareness of Our Products and Services, We May Sustain Substantial Losses Which Could Require Us to Curtail or Cease Our Operations.

Achieving market awareness and acceptance for products being introduced and under development requires substantial marketing efforts and expenditure of significant marketing and advertising funds. There is uncertainty as to the rate of sales expansion and the degree of market acceptance of our products. Because of this, we are currently developing and evaluating, and anticipate that we will continue to develop, marketing and advertising for such new products or services; we will devote resources, financial and otherwise to such efforts. The failure of these efforts could result in substantial losses.

We May Not Be Able To Compete Successfully.

A number of companies have developed, or are expected to develop, products that compete or will compete with our products. Many of these competitors offer a range of products in areas other than those in which we compete, which may make such competitors more attractive to hospitals, radiology clients, general purchasing organizations and other potential customers. In addition, many of our competitors and potential competitors are larger and have greater financial resources than we do and offer a range of products broader than our products. Some of the companies with which we now compete or may compete in the future have or may have more extensive research, marketing and manufacturing capabilities and significantly greater technical and personnel resources than we do, and may be better positioned to continue to improve their technology in order to compete in an evolving industry.

Our Delay Or Inability To Obtain Any Necessary US or Foreign Regulatory Clearances Or Approvals For Our Products Could Harm Our Business And Prospects

Our medical imaging products are the subject of a high level of regulatory oversight. Any delay in our obtaining or our inability to obtain any necessary US or foreign regulatory approvals for new products could harm our business and prospects. There is a limited risk that any approvals or clearances, once obtained, may be withdrawn or modified which could create delays in shipping our product, pending re-approval. Medical devices cannot be marketed in the US without clearance or approval by the FDA. Our business and the business of our key suppliers, including the manufacturers of the thermal imaging cameras marketed by us, must be operated in compliance with FDA Good Manufacturing Practices, which regulate the design, manufacture, packing, storage and installation of medical devices. These manufacturing facilities and our business practices are subject to periodic regulatory audits and quality certifications and we do self audits to monitor our compliance. In general, corrective actions required as a result of these audits do not have a significant impact on our supplier's manufacturing operations; however there is a limited risk that delays caused by a potential response to extensive corrective actions could impact our operations. Virtually all of our products manufactured or sold overseas are also subject to approval and regulation by foreign regulatory and safety agencies. If we do not obtain these approvals, we could be precluded from selling our products or required to make modifications to our products which could delay bringing our products to market.

We Must Rapidly Develop New Products In Order To Compete Effectively.

Technology in our industry, particularly in the x-ray and medical imaging businesses, evolves rapidly, and making timely product innovations is essential to our success in the marketplace. The introduction by our competitors of products with improved technologies or features may render our existing products obsolete and unmarketable. If we cannot develop products in a timely manner in response to industry changes, or if our products do not perform well, our business and financial condition will be adversely affected. Also, our new products may contain defects or errors which give rise to product liability claims against us or cause the products to fail to gain market acceptance.

Our Success is Dependant Upon Our Ability to Adequately Protect Our Trade Secrets, Know-How, Patents and Trademarks.

We own the following intellectual property: proprietary software controlling image quality, data compilation and facility billing information. Where patent protection is not available, we rely for protection of our intellectual property on trade secret law and nondisclosure and confidentiality agreements with our employees and others. There can be no assurance that such agreements will provide meaningful protection for our trade secrets or proprietary know-how in the event of any unauthorized use or disclosure of such trade secrets or know-how. In addition, others may obtain access to or independently develop technologies or know-how similar to ours.

Our success will also depend on our ability to avoid infringement of patent or other proprietary rights of others. We are not aware that we are infringing any patent or other such rights, nor are we aware of proprietary rights of others for which we will be required to obtain a license in order to develop our products. However, there can be no assurance that we are not infringing proprietary rights of others, or that we will be able to obtain any technology licenses we may require in the future.

We Rely on Contractual Relationships With Our Key Suppliers, Vendors, Customers and Consultants. A Loss of One or More of These Contractual Relationships, Our Ability to Maintain or Increase Revenues Could Be Adversely Affected.

We rely on contractual relationships with our key suppliers, vendors, customers and consultants ("Key Contacts"). If we were to lose these Key Contacts, our ability to maintain or increase revenues could be adversely affected. While we believe our relationship with our Key Contacts is good, there can be no assurance that any relationship will continue to exist.

Any Future Acquisitions Could Disrupt Our Existing Business and Harm Our Financial Position.

An element of our growth strategy includes the acquisition of companies which we believe have synergistic business models. Acquisitions entail a number of risks that could materially and adversely affect business and operating results. Such risks would include problems integrating the acquired operations, technologies or products; diversion of management's time and attention from core businesses; difficulties in retaining business relations with suppliers and customers of the acquired company; risks associated with entering markets in which our management lacks prior experience, and potential loss of key employees from the acquired company.

Risks Relating to Our Current Financing Arrangement:
---------------------------------------------------

There Are a Large Number of Shares Underlying Our Secured Convertible Notes and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of December 5, 2005, we had 82,000,000 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 53,174,062 shares of common stock, and related warrants to purchase 6,000,000 shares of common stock at anexercise price of $0.50. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares issuable upon conversion of the secured convertible notes issued pursuant to our October 2005 Securities Purchase Agreement and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Notes Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of December 12, 2005 of $0.12.

                                                Number             % of

 % Below    Price Per     With Discount       of Shares        Outstanding
  Market      Share          at 40%            Issuable           Stock

   25%        $.09            $.054           55,555,555           68%
   50%        $.06            $.036           83,333,333           101%
   75%        $.03            $.018          166,666,666           203%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature of our Secured Convertible Notes May Have a Depressive Effect on the Price of Our Common Stock.

The secured convertible notes issued pursuant to our October 2005 Securities Purchase Agreement and our October 2005 Convertible Term Loan Agreement are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Secured Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Secured Convertible Notes and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.


If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In October 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $1,000,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $2,000,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreement or Intellectual Property Security Agreement, the Investors Could Take Possession of all Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

In connection with the Securities Purchase Agreements we entered into in October 2005, we executed a Security Agreement and an Intellectual Property Security
Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risks Relating to Our Common Stock:
-----------------------------------

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and


     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.


In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and


     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.


The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and


     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise up to 3,000,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $1,000,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $1,000,000; $1,000,000 within five days of the filing of this registration statement, and $1,000,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of finder's and legal fees and payment of indebtedness.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "WLSI."

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                       High($)       Low ($)

Fiscal Year
2005
Second                  0.015      0.10
Quarter
Third                   0.015     0.015
Quarter
Fourth                  0.82      0.015
Quarter

Fiscal Year
2006
First                   0.43       0.09
Quarter
Second                  0.28       0.10
Quarter *

*Through December 6, 2005

HOLDERS

As of November 30, 2005, we had approximately 39 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Pacific Stock Transfer.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND PLAN OF OPERATION

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;

     o contain projections of our future results of operations or of our financial condition; and

     o    state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

General Overview

Trillennium Medical Imaging's business model is based upon clinical research that proves disease is a 10-20 year progression prior to the development of symptoms and ultimately tumor growth in the form of cancer. Pain dysfunctions affecting 85 million Americans not able to be identified with conventional imaging such as MRI, CT or X-Ray provide an additional market for physiological thermal imaging. Trillennium Medical Imaging utilizes the latest technology, including medical infrared camera equipment and advanced TMI V 5.0 interfaced software, to identify the disease process early so that lifestyle modification and immediate medical interventions can offset years of potential poor health, staggering out of pocket health care costs and untimely death due to late diagnosis in a disease process.

Plan of Operation

We have been developing our market opportunity since the inception of Trillennium Medical Imaging, Inc. and are now positioning our equipment in pain clinics and acute care facilities pursuant to License Agreements. Placement of our equipment has begun in pain clinics located in Florida and will continue with additional locations in Florida, Texas, Arkansas, New York and North Carolina. Additionally, we are under contract to place our thermal imaging equipment in facilities owned or operated by the Triad Hospital Group, which is one of the largest hospital groups in the United States. We are continuing to negotiate Marketing and License Agreements with pain clinic owners and operators. We also plan to open a facility in Lexington, Kentucky that will provide equine imaging technology.

Surgicenters of America Contract

TMI has executed a contract with Surgicenters of America, the surgical division of Triad Hospitals, Inc. The initial phase of the contract calls for an initial 2 installations of our thermal imaging equipment at facilities owned and managed by Triad Hospitals. Under the contract, Triad's responsibilities are as follows:

     o    To provide space for our cameras without charge;
     o To bill and collect for a 3% fee; o Comply with the Health Insurance Portability and Accountability Act;
     o Provide the personnel to image the patients at a true pass through cost (If a technician/nurse hourly rate is $20.00, and an image took one hour, TMI would be billed services for $20.00);
     o The net proceeds to TMI after an image, would be the cost of the image, less 3% billing and collection, less the man-hour cost. TMI anticipates to receive in excess of 85% of all images billed.
     o    Have $1 million occurrence/ $3 million dollars aggregate of insurance;

Under the contract,  Trillennium's responsibilities are as follows:

     o    Provide an FDA approved camera;

     o    Provide training to staff;

     o    Comply with the Health Insurance Portability and Accountability Act;

     o    Have $1 million occurrence/ $3 million dollars aggregate of insurance;

Pain Clinics Contract

TMI has executed a contract with Primary Care Practitioners, the owner/operator of pain management clinics in Florida. The initial phase of the contract calls for installation of our thermal imaging equipment in seven Florida locations.

Under the contract,  Primary Cares  responsibilities are as follows:

     o To locate our equipment pursuant to a license agreement in their facility at no charge;
     o To provide qualified personal trained in the use of thermal imaging equipment; o Comply with the Health Insurance Portability and Accountability Act;
     o Pay a license fee for the use of our equipment at the rate of $100.00 per patient imaging session;
     o    Have insurance in such amount as TMI shall require.

Under the contract, Trillennium's responsibilities are as follows: o Provide a FDA approved camera; o Provide training to staff; o Comply with the Health Insurance Portability and Accountability Act; o Advise of the availability of interpretation services; o Maintain the equipment.


Projected Quarterly Milestones:

October 2005 to December 2005:

     o    Add qualified directors and advisors.
     o    Add experienced consultants and employees to the core team.
     o    Install our cameras in multiple locations.
     o    Continue to pursue new contracts for our cameras.
     o    Develop a Data Collection System.

 January 2006 to March 2006:

     o    Continue to add qualified personnel at all levels in the Company.
     o    Continue acquiring contracts for our cameras.
     o Identify additional Interpretation services for the readings of our Imaging.
     o    Secure additional funding for camera purchases.

April 2006 to June 2006:

     o    Continue to add qualified personnel at all levels in the Company.
     o    Continue fulfilling existing contracts for camera installations
     o    Implement a web based training procedure.

July 2006 to September 2006:

     o    Look to add additional technologies into the company.
     o Monitor the additional products and services our company can offer existing customers.
     o    Continue to increase market position.
     o    Refine market opportunities based upon results to date.

People

John Antonio and Ken McCoppen founded Trillennium Medical Imaging in June 2005. Through the efforts of John Antonio and Ken McCoppen, Dr. Leonard Makowka, former head of surgery at Cedar Sinai, and Dr. Michael Shen, current Head of Cardiology Imaging at the Cleveland Clinic, have joined the Trillennium team.

Capital

Based upon our business plan and board of directors, we were able to secure the following financing: an initial $150,000 unsecured working capital loan in the aggregate principal amount of $150,000; an additional secured working capital and equipment financing loan in the aggregate principal amount of $400,000.00 and a $3 million dollar convertible debenture financing. The first tranche of the $3 million financing, in the amount of one million dollars, was received in October 2005. The balance of the $2 million is to be received in two tranches of $1 million dollars each. By closing this financing, our board of directors and management team can proceed in executing our operating plan over the next several months.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires that management make a number of assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses in our consolidated financial statements and accompanying notes. Management bases its estimates on historical information and assumptions believed to be reasonable. Although these estimates are based on management's best knowledge of current events and circumstances that may impact the Company in the future, actual results may differ from these estimates.

Our critical accounting policies are those that affect our financial statements materially and involve a significant level of judgment by management.

Revenue Recognition

Revenue will be recognized as earned per the licensing agreements which provide for a fixed charge per imaging scan.

Inventory

The Company anticipates that it will carry no inventory.

Recent Accounting Pronouncements

Emerging Issues Task Force Pronouncement 00-27, relating to certain convertible instruments. This pronouncement requires the discounting of certain debt instruments when the conversion feature meets certain criteria. FASB 123R, Stock Options To Employees And Consultants. This pronouncement relates to employees and consultants who receive stock based pay.

Liquidity and Capital Resources

As of October 31, 2005, we had working capital of just under $1,000,000, resulting from our lenders and investors. Through the end of November 2005, we have generated no revenues and have incurred operating losses in every quarter. We began generating revenues in December 2005, and expect to be cash flow positive by the end of the first quarter of 2006.

We expect significant camera expenditures during the next 12 months, which we will fund out of cash flows, company reserve, or by raising additional funds specifically for the purchase of cameras. By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet our projected cash flow projections.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief operating history and start up, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.



                             DESCRIPTION OF BUSINESS

Introduction

The TMI Infrared Technology and software is approved by the FDA as an Adjunctive Diagnostic screening procedure for early breast cancer detection and differential diagnosis of pain dysfunctions, such as Reflex Sympathetic Dystrophy, Neuromuscular Skeletal Syndromes and Neurological disorders. This screening modality provides a differential diagnosis to justify additional screening procedures to ensure successful patient outcome assessment. Thermal Imaging is a low cost, non-contact, non-radioactive diagnostic screening procedure designed for clinical evaluation. In addition, thermal imaging provides an ability to track the progress of therapies being utilized in a low cost, non-invasive manner.

The TMI Infrared Technology fills a need that currently exists in diagnostic medicine today. Thermal imaging provides information that is specific to the physiological and functional activity in the body. This information becomes invaluable in that conventional diagnostic screening utilizes tests such as X-Ray, MRI and CT Scans. All aspects of these tests are concerned with the anatomical and structural problems of the body. Many problems arise from not combining both diagnostic modalities of structure and physiology, in that people are missed diagnosed and considered healthy and well when the physiological information provides an earlier outcome or risk assessment of future health predictors than the structural modalities.

The TMI Thermal Imager in regards to breast health provides physiological data or risk indicators for early vascular changes (blood flow) that can precede or feed a developmental mass in breast tissue up to 15 years. By comparison, conventional diagnostic screening tests such as mammography, CT, MRI of the breast seek to identify a mass or tumor that is already established. One can immediately understand the need to identify those women at higher risk and begin early treatment intervention when cell changes are taking place but a tumor is not yet established. As cell changes take place this produces vital energy, which increases a cell's metabolism, thereby producing temperature changes due to heat and blood flow, which can be measured on the surface of the skin. These temperature measurements can be identified using the TMI Thermal Technology.

The TMI Thermal Imager in regards to pain dysfunctions will work in a similar manner providing immediate diagnostic feed back to determine physiological components to pain. By comparison, conventional diagnostic screening tests such as X-Ray, MRI, CT scan provide for structural or anatomical information with no clinical findings.

The end result is that people can live longer and healthier lives while reducing overall medical costs and lost productivity. This personalized medicine approach results in early detection of cancer and a differential diagnosis for pain. This personalized medicine approach is predicted to transform and innovate the health care industry.

Major markets such as University Research Centers, Hospitals, Multidisciplinary Physician practices, Pain Centers, and alternative medical centers support the need for this type of screening modality. Organizations such as the Anti-Aging and the American Academy for The advancement of Wellness are examples of large organizations designed to educate both the physicians and the consumer on preventative measures to ensure greater health.

In summary, Trillennium Medical Imaging has created an innovative new business model that is expected to give it an early market advantage. The company is leveraging this advantage through a new paradigm shift that is capitalizing on the large market potential of the 130 million working Americans, 78 million baby boomers and the 30 million retirees who are spending $1.2 trillion annually on their health care.

Overview Of Medical Infrared

Homeostasis or balance is necessary for the human body to function at an optimal level. The production of energy - cellular metabolism produces heat. Homeostasis depends on the regulation of this heat. A primary site of heat regulation is through the largest organ of the human body - the skin. The measurement of body heat production through the skin has been done since the time of Hippocrates and is an indirect measurement of physiology.

The sophisticated measurement of body temperature by infrared imaging is the most efficient technique for the study of skin temperature distribution. Infrared thermal imaging is a non-invasive, imaging procedure involving the detection and recording of skin thermal patterns using instruments, which can provide visual and quantitative documentation of these temperature measurements. The interpretation of these temperatures and thermal patterns can be important in the development of a diagnosis. Because Infrared Imaging can display the variations in skin temperature patterns and these variations are known pathways of information, it may be used as an integral part of the physical examination.

Infrared Imaging is appropriate whenever the treating professional feels a physiological imaging test is needed for diagnosis or case management. Thermal imaging provides information on the normal and abnormal functioning of the sympathetic nervous system. This can include neurological or vascular dysfunction, myofascial trauma and inflammatory processes in breast tissue. This may point to the type of functional disorder as well as assist in the determination of the most effective course of treatment through continual evaluation.

The diagnosis of neurological and musculoskeletal abnormalities by Infrared Imaging is based on comparative temperature asymmetry between normal and abnormal sites. A change in normal temperature contra laterally - outside the known standard range of deviation - is a signal of abnormal function. A variety of challenges can be performed to determine the extent of sympathetic response remaining in the abnormal region. This will substantiate the presence of neuropathway disturbance.


The physiology of temperature control

Infrared emissivity of the body is measured only at the skin level and is not a direct reflection of an inflammatory process at the point of measurement. The response seen is signals transmitted by the sympathetic nervous system to the surface of the skin. A clear understanding of this is essential in the interpretation of the thermal patterns displayed.

Clinical use of Infrared

There are major influences on skin temperature other than neurogenic control. When performing Infrared Imaging, each of the influences must be evaluated clinically to determine the cause of any asymmetry that may be present. Although evaluation of the body with Infrared Imaging is a safe, easy and effective way to visualize the physiological response of the body, interpretation of this information requires an in-depth knowledge of the human physiological response to pathology. Unlike x-ray, a thermal image is not a stand-alone diagnostic picture. A thorough clinical history and exam must be correlated to the thermal picture to provide any significant information.

Performance of thermal exams must be done in a controlled environment following specifically outlined procedural steps. This will ensure that the information recorded is that coming from the body and not extraneous environmentally induced abnormalities. Often infrared images are sent to a distant physician for interpretation. Exact protocol ensures that each exam is performed in a consistent manner and provides information that physician can accurately report on.


The Imaging Industry

The demand for personalized health care is expected to increase as consumer awareness of preventative methods are understood. Ultimately, it will be the consumer that both drives the alternative markets productivity and the need for the trained physician to embrace and help revolutionize the health care industry.

The trend of medicine today calls for managed care to continue to reduce payment costs to the physicians for procedures. Trends indicate that many physicians that were once insurance-based providers, no longer accept insurance assignment. These enlightened physicians are walking out of managed care and are building personalized health care practices, with revenues derived on a cash basis, as it allows them the freedom to offer a level of health care services that never would be found in the medical insurance health care arena.

Personalized health care services primarily target the "Baby Boom" generation's 78 million adults as they enter the early stage of the disease cycle


Consider the following statistics regarding Breast Cancer:

     o Breast Cancer Rates increased by 40% between 1973 and 1998, according to the U.S. National Cancer Institute;
     o The mortality rate of breast cancer has not changed over the past 15 years, according to the U.S. National Cancer Institute;
     o 668,470 women will be diagnosed in 2004, of which 32% will be breast cancer, according to the American Cancer Society;
     o 15 % of women diagnosed in 2004 will die from Breast Cancer, according to the American Cancer Society.


Consider the following statistics regarding Pain Dysfunction:

     o The National Institute of Nursing Health estimates that in 2030, 148 million people will have chronic pain conditions and associated annual direct costs will rise to $798 billion dollars.

     o According to the National Institute of Health (NIH) 85 percent of all people have back pain at some time in their life. Back pain is the most frequent cause of activity limitation in people younger than 45 years old.

Current Method Of Detecting Breast Cancer
-----------------------------------------

X-Ray or Digital Mammography screening is the current method for detection of breast cancer. Mammography provides the anatomical or structural reference for the already established tumor or micro calcification. This process of developing cancer is a progressive and developmental process over 10 to 20 years. It is during these years that many physiological and biochemical changes take place that can't be seen with a structural test.

Thermal imaging provides us an adjunctive tool (as approved by the FDA) to view the physiological changes taking place as cells are changing and mutating in this developmental phase of breast cancer. Current research indicates that mammographic screening has done little for the earliest possible detection of breast cancer. In fact many studies now available indicate that the actual radiation from the x-ray mammogram may actually harm the cellular DNA and cause a greater risk of breast cancer to women. Mammography cannot detect a tumor until after it has been growing for years and reaches a certain size and density able to be identified through mammography. Thermography is able to detect the possibility of breast cancer much earlier, because it can image the early stages of angiogenesis. Angiogenesis is the formation of a direct supply of blood to cancer cells, which is a necessary step before they can grow into tumors of size. Thermographic breast screening is brilliantly simple. Thermography measures the radiation of infrared heat from our body and translates this information into anatomical images. Our normal blood circulation is under the control of our autonomic nervous system, which governs our body functions without our conscious will. There is no compression or radiation to the cells of the body and provides a non-contact, non-invasive test.

Current Method Of Detecting Pain
--------------------------------

X-Ray, MRI or CT scanning is the current method to evaluate the pain process. Each of these imaging techniques measures the anatomical or structural aspects of pain. Such as disc herniations, spinal problems, stress fractures, etc.

Thermal Imaging provides us an adjunctive screening tool (as approved by the FDA) to view the physiological processes to pain when the structural screening tools fail to identify the problem. Pain disorders such as the neuralgias and neuropathies that affect nerves throughout the body, and damage the central nervous system (the brain and spinal cord), as well as pain where no physical cause can be found - psychogenic pain - increase the utility for thermal imaging.

Thermal imaging can provide a picture of pain to many who suffer with no anatomical clinical diagnosis. It is in this manner that thermal imaging can then offer to a physician a differential diagnosis as to the etiology of pain and provide a physician with a road map to the cause and possible solution to the problem.

Competition
------------

Compared to other imaging modalities such as CTs, MRIs and PETs, the TMI thermal imaging cameras and software exhibit lower up-front and maintenance costs to hospitals, clinics and other healthcare providers and, as a result, a lower cost per procedure. Examinations utilizing the TMI thermal imaging camera are non-invasive, non-toxic and patient-friendly. TMI's equipment and software is easy for technicians to operate. We believe that a less expensive, functional imaging tool like the TMI system will enable the use of many of the new, targeted cancer therapies that are being produced, as they require accurate, lower cost functional imaging techniques to ascertain early tumor response. We also believe that use of the TMI system in the management of pain will assist in more accurate identification of the source of pain and the enhanced ability to target patient treatment.

Markets
-------

According to Medtech  Insight's  December 2002 report  entitled  "The  Worldwide
Market for Diagnostic Imaging Equipment," one-third of the world's annual healthcare budget, or $1.17 trillion, is spent on the detection and treatment of cancer and vascular disease. In the United States alone, according to the report, $400 billion is spent annually on cancer and vascular disease. Medical imaging comprises a large component of the total healthcare market, in the United States and abroad, Globally, over one billion imaging procedures were performed in 2002. These procedures are performed using computed axial tomography (CTs), magnetic resonance imaging (MRIs), position emission tomography (PETs), x-ray and ultra-sound machines. CT scans use computerized analysis of x-rays to detect tumors. MRIs use magnetic fields and radio-frequency waves to produce three-dimensional images of normal and abnormal tissue. PET scans use a radioactive tracer to detect increased metabolic activity found in cancerous growths. According to Medtech Insight's report, the estimated number of annual procedures using these machines are as follows:

                CT Scans:                             57.5 million

                MRIs:                                 29.5 million

                PETs   (nuclear medicine):            34.5 million

                X-rays:                                711 million

                Ultra-sounds:                          204 million

In view of TMI's attributes and cost advantages, large and growing global healthcare expenditures, and the vast number of imaging procedures and applications for which the TMI thermal imaging cameras are suited, we believe that we will attract market share. Our plan is to initially target revenue-generating opportunities in the following three high-value areas:

     o    Pain Clinics;
     o    Mammography;
     o    Equine scanning for ligament damage and pain.

We will implement the first phase of our business strategy by addressing the estimated $12 billion diagnostics/screening market, which includes pain management, breast, cervical, skin and other cancers, and diabetes. The technologies available today to screen and diagnose cancer vary greatly. According to the specific form of the disease being considered, X-ray mammography is the most widely used method of diagnosing breast cancer despite the technology's severe limitations. For skin cancer detection, there are no effective diagnostic means other than surgical biopsy, and for cervical cancer, the inaccuracies of routinely conducted "pap smears" result in tens of thousands of unnecessary cervical biopsies. We recognize that, despite the substantial potential in this market segment, there are many clinical regulatory and marketing hurdles to overcome in order to establish TMI thermal imaging systems as the standard of care in this fragmented and complex market. We believe that the TMI thermal imaging system can potentially provide an easy-to-use, significantly lower cost, completely non-invasive, patient-friendly method of cancer detection in each of these areas.

Research, Development, and Technology
-------------------------------------

We do not manufacture the thermal imaging cameras utilized in the TMI thermal imaging system. We rely on the research and development of our suppliers to keep us equipped with state of the art technology. We continue to research the market for emerging advances in infrared imaging and seek to incorporate leading edge technology in our system through strategic alliances and marketing agreements. We are developing software for implementation of imaging data acceptable to the fmedical community for diagnostic purposes.

Our software offers seamless integration from capture to port generation, with all functions performed in one format. Our camera offers a Microbolometer with a 30 frame per second capture rate. This real time imager provides thermal sophistication for both clinicians and researchers. Additonial features include: real time video capture and playback; export functions to excel spreadsheets and; auto calculation of average temperature deltas.

Environment and Regulation
--------------------------

FDA Regulation. Our products and manufacturing activities are subject to regulation by the U.S. Food and Drug Administration, or FDA, and by other federal, state, local and foreign authorities. Pursuant to the Food, Drug, and Cosmetic Act of 1938, commonly known as the FD&C Act, and the regulations promulgated under it, the FDA regulates the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a Section 510(k) notification or approval through a Premarket Approval, or PMA.

Classification of Medical Devices. In the United States, medical devices intended for human use are classified into three categories, Class I, II or III, on the basis of the controls deemed reasonably necessary by the FDA to assure their safety and effectiveness with Class I requiring the fewest controls and Class III the most. Class I, unless exempted, and Class II devices are marketed following FDA clearance of a Section 510(k) pre-market notification. Since Class III devices (e.g., implantable devices and life sustaining devices) tend to carry the greatest risks, the manufacturer must demonstrate that such a device is safe and effective for its intended use by submitting a PMA application. PMA approval by the FDA is required before a Class III device can be lawfully marketed in the United States. Usually, the PMA process is significantly more time consuming and costly than the 510(k) process.

Breast cancer screening devices that use infrared detection instrumentation, such as that used in the TMI thermal imaging system, which are intended to be used by physicians as an adjunct (supplement) to other established clinical detection methods for breast disease, are currently classified as Class I devices, requiring clearances under Section 510(k) before marketing. Such devices that are intended for stand-alone use, i.e., for use as a sole diagnostic screening tool for detection of breast cancer, are classified as either Class II or Class III devices, requiring PMA before marketing.

Changes in Approved Devices. The FD&C Act requires device manufacturers to obtain a new FDA 510(k) clearance when there is a substantial change or modification in the intended use of a legally marketed device or a change or modification, including product enhancements and, in some cases, manufacturing changes, to a legally marketed device that could significantly affect its safety or effectiveness. Supplements for approved PMA devices are required for device changes, including some manufacturing changes, that affect safety or effectiveness. For devices marketed pursuant to 510(k) determinations of substantial equivalence, the manufacturer must obtain FDA clearance of a new510(k) notification prior to marketing the modified device. For devices marketed with PMA, the manufacturer must obtain FDA approval of a supplement to the PMA prior to marketing the modified device.

Good Manufacturing Practices and Reporting. TMI does not manufacture the infrared cameras used in its thermal imaging system. Nevertheless, the FD&C Act requires device manufacturers to comply with Good Manufacturing Practices regulations. The regulations require that medical device manufacturers comply with various quality control requirements pertaining to design controls, purchasing contracts, organization and personnel, including device and manufacturing process design, buildings, environmental control, cleaning and sanitation; equipment and calibration of equipment; medical device components; manufacturing specifications and processes; reprocessing of devices; labeling and packaging; in-process and finished device inspection and acceptance; device failure investigations; and record keeping requirements including complaint files and device tracking. We are in compliance with the above requirements.

Current  Regulatory  Status.  The FDA found that the cameras utilized in the TMI thermal imaging system are substantially equivalent to an existing legally marketed device, thus permitting them to be marketed as an adjunct (supplemental) screening/diagnostic device. The cameras utilized in our system first received 510(k) clearance in September 2001 and subsequently in March 2003. Together with our proprietary software we, are marketing the TMI thermal imaging system as an adjunct (supplemental) method for the diagnosis of breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue or organs.

Reimbursement by Third-Party Payors. Most purchasers and users of medical devices such as physicians, hospitals and imaging centers rely on reimbursements from third-party payors including, by way of example, private indemnity health insurers, managed care health insurers, federal health insurance programs (e.g.,Medicare), and state administered programs (e.g., Medicaid). Therefore, decisions by third-party payers concerning reimbursement for use of the TMI thermal imaging system are likely to affect its use. Use of the TMI thermal imaging system for its current FDA cleared uses is not covered by any third-party insurer. Failure to secure third-party coverage, or failure to maintain coverage after it is received, could have an material adverse impact on our operations.

Favorable coverage determinations for a medical device do not automatically follow FDA approval or clearance of the medical device. Rather, manufacturers of medical devices must affirmatively seek favorable coverage determinations from private and public insurers. A coverage determination usually involves two fundamental decisions. First, the insurer decides whether there are circumstances under which it will pay for a procedure involving the device or will pay an additional amount for use of the device, where the device is an adjunct to an already covered procedure. Second, if there are circumstances where coverage would be appropriate, the insurer sets out the conditions necessary to support coverage (e.g., medical history). The coverage conditions can be broad allowing many patients to qualify for coverage or so narrow, that few patients qualify for coverage. Following a favorable coverage determination, the insurer sets a level of reimbursement or a formula for determining that level.

Coverage determinations by private and public insurers can proceed slowly; their outcomes are uncertain and can vary even within a single program owing in part to the fact that many determinations are made regionally, locally or on a case-by-case basis, rather than nationally. This is even so for Medicare, the federal health insurance program for the aged, disabled, and single largest third-party payor.

Permits and Inspections
-----------------------

The manufacturer of the thermal imaging cameras utilized in the TMI thermal imaging system is subject to compliance with Good Manufacturing Practices under the FD&C Act, as described above. The manufacturer is subject to government inspection and failure to comply with all applicable standards can result in suspension or termination of its ability to manufacture cameras for use in our system. In that event we would be compelled to seek thermal imaging cameras from other manufacturers.

Users of the TMI thermal imaging system are required to utilize protocols for accurate thermal imaging such as the "Technical Protocols for High Resolution Infrared Imaging" approved by the ACCII 5-15-99. Failure to comply with these requirements can result in suspension or termination of the facilities' authority to utilize our thermal imaging system. In that event we would experience a disruption in revenue while we removed our equipment and sought to install it in another location.

Research and Development

We are in the process of creating a Data Collection division. This will enable us to keep data and compare results of images taken from all of our cameras. This will then lead to definitive conclusions for the medical community. We continue to interface with equipment manufacturers and medical device research and development firms to seek out state of the art thermal imaging technology.

                            DESCRIPTION OF PROPERTIES

We maintain our principal office at 6911 Pilliod Road, Holland OH 43528. Our telephone number at that office is (419) 865-0069 and our facsimile number is
(419) 867-0829.

                                LEGAL PROCEEDINGS

We may become involved in a lawsuit or legal proceeding at any time in the ordinary course of business. Litigation is subject to inherent uncertainties, and an unexpected adverse result may arise that may adversely affect our business. Certain lawsuits have been filed against us for collection of funds due that are delinquent, as described below. We are currently not aware of any litigation pending or threatened for any reason other than collection of funds due and already recorded. We are not aware of any additional legal proceeding or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following are our directors and executive officers:

Name                 Age   Position                         Position Held Since
-----                ----  ---------                        -------------------
John Antonio               President, Chief Executive       June 2005
                           Officer, Director
Ken McCoppen               Senior Vice President, Director  June 2005
Howard Bielski             Chief Financial Officer          August 2005
Dr, Michael Shen           Director                         July 2005
Dr. McKinley Boston        Director                         July 2005


1) For directors, the term of office is until the next annual meeting of shareholders. For officers, the term of office is until the next annual meeting of the Board of Directors, presently scheduled to be held immediately following the annual meeting of the shareholders.

John Antonio, President, Chief Executive Officer and Director

John Antonio has served as our President, Chief Executive Officer, and a Director since June 2005. From March of 2004 until present, Mr. Antonio has been involved in the establishment of Trillennium Medical Imaging, Inc. and its merger with Wellstar International, Inc. From January 2003 until present, Mr. Antonio has been the Vice President of Have Network Technologies International, Inc. From 1996 to present Mr. Antonio has been the manager of Intertel LLC, which is engaged in the distribution of prepaid phone cards in Mexico. Mr. Antonio graduated from Bowling Green State University with a BLS Degree.

Ken McCoppen, Senior Vice President and Director

Ken McCoppen has served as our Senior Vice President and a Director since June 2005. From September 2002 until September 2004, Mr. McCoppen was Executive Vice President of Sales for Arista Communications, a provider of telecommunications services. From June 1999 until September 2002, Mr. McCoppen was Vice President of the National Partners Program for Qwest Communications. From 1982 to 1999, Mr. McCoppen held sales positions at the following companies: Toshiba America; Samsung America; Micronics; Mantech International; and GTE.

Howard Bielski, Chief Financial Officer

Mr. Bielski has served as our Chief Financial Officer since August 2005. Mr. Bielski is the managing member of Bielski & Bielski, LLC, an accounting firm located in Fairfield, New Jersey and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Dr. Michael Y. H. Shen, Director

Dr. Shen has served as a Director since July 2005. Since October 2004, Dr. Shen has been the Head of the Section of Cardiac Imaging and a Staff Physician at the Cleveland Clinic Florida. Since June 2003, Dr. Shen has been the Head of the Section of Nuclear Cardiology and a Staff Physician at the Cleveland Clinic Florida. From July 1999-May 2003, Dr. Shen held the following positions at the Cooper Hospital/University Medical Center: Director, Nuclear Cardiology and Director, Center for Cardiovascular Informatics. Also from July 1999-May 2003, Dr. Shen was an Assistant Professor of Medecine at the UMDNJ Robert Wood Johnson Medical School South Campus.

Dr. McKinley Boston, Director

Dr. Boston has served as a Director since July 2005. Since December 2004, Dr. Boston has served as Athletic Director and Vice President of New Mexico State
University. Since September 2000, Dr. Boston has served as an Education Consultant at the Consortium of Minneapolis Board of Education, Minneapolis Youth Coordinating Board, and Minneapolis Park Board.

AUDIT COMMITTEE
---------------

At present we do not have an audit committee and consequently the entire Board serves as the audit committee. The Board presently consists of 4 members, two of whom are independent. We have interviewed several qualified individuals for the position of Audit Committee Financial Expert on the Board of Directors. All have declined to serve, with the primary reason being personal liability issues, especially the perceived view that being the "financial expert" increases the individual's personal exposure over that of being a regular Board member.

CODE OF ETHICS

The Board of  Directors  has not adopted a Code of  Business  Conduct and Ethics
(Code) that is applicable to our directors, principal executive and financial officer, principal accounting officer or controller, and persons performing similar functions.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our President and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending July 31, 2005, 2004 and 2003 exceeded $100,000:

                                                                              Long Term

                                                                            Compensation
Name and                                                                     Securities
Principal                                       Annual Compensation          Underlying
                                                --------------------
Position                           Year        Salary         Bonus         Options (#)
---------                          -----       -------        ------        -----------
David F. Hostelley, President      2005           $0           $-0-               0
                                   2004           $0           $-0-               0
                                   2003           $0           $-0-               0
 John A. Antonio, President        2005           $0           $-0-               0

Option/SAR Grants in Last Fiscal Year

None.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
--------------------------------------------------------------------------

Values
------

Options Exercised :
-------------------

None.

Options Unexercised :
--------------------

None.

Equity Compensation Plan Information
-------------------------------------



                       Number of securities to be issued   Weighted-average exercise     Number of securities remaining
                        upon exercise of outstanding       price of outstanding options  available for future outstanding
                        options, warrants and rights          warrants and rights        issuance under equity compensation plans
                                                                                         (excluding options, securities reflected
                                                                                         in column (a)
--------------------- ----------------------------------- ----------------------------- -----------------------------------------

  Plan Category                    (a)                               (b)                                  (c)
Equity compensation                 -                                 -                                    -
plans approved by
security holders
Equity compensation                 -                                 -                                    -
plans not approved by
security holders
  Total                                                               $

Compensation of Directors

Dr. Leonard Makowka is a renowned surgeon having pioneered the development of liver transplant surgery. He is well known and well respected in the medical community. Dr. Makowka serves as an advisor to the Board of Directors. For his services he has received common stock and fees. Dr. Makowka, in conjunction with Dr. Michael Shen is instrumental in analysis of thermal imaging technology utilized in the TMI thermal imaging system. He assists in the marketing of the TMI system to end users and in effectively presenting us in the financial community. He continues to monitor the medical marketplace for advances in infrared imaging sciences in an effort to assure we maintain a state of the art system.

Dr. Michael Shen is a member of our Board of Directors. He is currently the chief of cardiac imaging at the Cleveland Clinic. In conjunction with Dr. Makowka, Dr. Shen is instrumental in analysis oof thermal imaging technology utilized in the TMI thermal imaging system. He assists in the marketing of the TMI system to end users and in effectively presenting us in the financial community. He continues to monitor the medical marketplace for advances in infrared imaging sciences in an effort to assure we maintain a state of the art system. For his services he has received common stock.

Employment Agreements

On August 5, 2005, we entered into separate employment agreements with John A. Antonio, our President and CEO; and Kenneth B. McCoppen, our Vice President and Corporate Secretary. These agreements provide for base annual salaries of $240,000. Further, each agreement has a base term of five (5) years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table  sets  forth  certain  information   regarding  beneficial
ownership of our common stock as of December 9, 2005:

     * by each person who is known by us to beneficially own more than 5% of our common stock;
     *    by each of our officers and directors; and
     *    by all of our officers and directors as a group.

                  Amount and Nature of Beneficial Ownership (1)


                                                                Common Shares                            Percent
Name and                                                        Which May Be                               of
Address of                                Common Shares        Acquired Within                            Class
Beneficial Owner (2)                     Presently Held          60 days(1)              Total            (3)
--------------------                     ---------------       ---------------         -----------    -----------
John A. Antonio                             8,275,000                                   8,275,000          10%
Howard Bielski                              1,000,000                                   1,000,000         1.2%
McKinley Boston                               500,000                                     500,000            *
Ken McCoppen                               13,800,000                                  13,800,000        16.8%
Leonard Makowka                             4,000,000                                   4,000,000         4.8%
Michael Shen                                4,000,000                                   4,000,000         4.8%
Roxanne M. Antonio                          4,000,000                                   4,000,000         4.8%
August Investments, Inc.                    4,940,000                                   4,940,000         6.0%
8170 E. Eastern Ave., Ste. 4
Las Vegas, NV 89123
Cede & Co.                                  8,447,600                                   8,447,600        10.3%
Ryan Henning                                4,940,000                                   4,940,000         6.0%
8170 S. Eastern Ave., Ste. 4
Las Vegas, NV 89123
All directors and Executive officers       31,575,000                                  31,575,000        38.5%
as a group (6 persons)

*Less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 9, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

     (2) Unless otherwise indicated, the address of each beneficial owner is c/o Wellstar International, Inc., 6911 Pilliod Road, Holland, Ohio 43528.

(3) Based on 82,000,000 shares issued and outstanding as of December 5, 2005.

                            DESCRIPTION OF SECURITIES
COMMON STOCK

We are authorized to issue up to 200,000,000 shares of common stock, par value $.001. As of December 1, 2005, there were 75,000,000 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have engaged Pacific Stock Transfer, located at 500 Warm Springs Road, Suite 240, Las Vegas, NV 89119, as independent transfer agent or registrar. Pacific Stock Transfer's telephone number is

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately-negotiated transactions;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.


In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.


The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and


     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

      Name         Total Shares of       Total            Shares of       Beneficial    Percentage of  Beneficial     Percentage of
                   Common Stock          Percentage  of   Common Stock    Ownership     Common Stock   Ownership      Common   Stock
                   Issuable Upon         Common   Stock   Included in     Before the    Owned Before   After the      Owned
                   Conversion of         Outstanding,     Prospectus      Offering**    Offering**     Offering (8)   After
                   Notes   and/or        Assuming             (1)                                                     Offering   (7)
                   Warrants*             Full
                                         Conversion
AJW Offshore,      56,933,811 (3)          69.4%            Up to              --           --            --                --
Ltd. (2)                                                    56,933,811
                                                            shares of
                                                            common stock
AJW Qualified      33,886,668 (4)          41.3%            Up to              --           --            --                --
Partners, LLC                                               33,886,668
(2)                                                         shares of
                                                            common stock
AJW Partners,      12,839,045 (5)          15.6%            Up to              --           --            --                --
LLC (2)                                                     12,839,045
                                                            shares of
                                                            common stock
New Millennium      1,578,571 (6)           1.9%            Up to              --           --            --                --
Capital                                                     1,578,571
Partners II,                                                shares of
LLC (2)                                                     common stock
Andrew M.           1,000,000 (7)           1.2%            Up to              --           --            --                --
Thompson                                                    1,000,000
                                                            shares of
                                                            common stock
Sichenzia Ross        225,000 (8)           ***             225,000            --           --            --                --
Friedman                                                    shares of
Ference LLP                                                common stock
TOTAL             106,463,095             129.8%

* This column represents an estimated number based on a conversion price as of a recent date of December 12, 2005 of $.063, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

*** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on December 12, 2005, the secured convertible notes would have had a conversion price of $.063. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Includes (i) 51,523,809 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 5,410,002 shares of common stock issuable upon exercise of common stock purchase warrants.

(4) Includes (i) 30,666,666 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 3,220,002 shares of common stock issuable upon exercise of common stock purchase warrants.

(5) Includes (i) 11,619,047 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 1,219,998 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Includes (i) 1,428,571 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 150,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Includes 1,000,000 shares of common stock issuable upon exercise of common stock purchase warrants. The warrants were issued pursuant to a Term Loan Agreement dated October 11, 2005.

(8) Includes 1,000,000 shares issued for legal services.

(8) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on October 31, 2005 for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 5,000,000 shares of our common stock.

The investors are obligated to provide us with the funds (gross proceeds) as follows:

     o    $1,000,000 was disbursed on October 31, 2005;


     o $1,000,000 will be disbursed within two days of the filing of this registration statement; and


     o $1,000,000 will be disbursed within two days of the effectiveness of this prospectus.


The secured convertible notes bear interest at 8% per annum, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

     o    $0.12; or


     o a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.


We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.15 per share. Prepayment of the notes is to be made in cash equal to either (i) 120% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 135% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

Our right to repay the notes is  exercisable  on not less than ten trading  days prior written notice to the holders of the secured convertible notes. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.09. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing 104% of the then outstanding principal amount of the notes by 36, plus one month's interest.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $1,000,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at our election, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at our election, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

     o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

     o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

     o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

     o    Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

     o    Fail to pay the principal or interest when due;

     o Do not issue shares of common stock upon receipt of a conversion notice;

     o Fail to file a registration statement within 30 days after October 31, 2005 or fail to have the registration statement effective by February 13, 2006;

     o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

     o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

     o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

     o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

     o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

     o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;


     o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.


Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, including:


     o Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and


     o Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated October 31, 2005.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

Sample Conversion Calculation

The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $3,000,000 of secured convertible notes on December 12, 2005, at a conversion price of $.063, the number of shares issuable upon conversion would be:

$3,000,000/$0.063 = 47,619,047 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of December 12, 2005 of $0.12.

                                                Number             % of

 % Below    Price Per     With Discount       of Shares        Outstanding
  Market      Share          at 40%            Issuable           Stock

   25%        $.09            $.054           55,555,555           68%
   50%        $.06            $.036           83,333,333           101%
   75%        $.03            $.018          166,666,666           203%

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

Simontacchi & Company, LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at July 31, 2005 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on its expertise in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Wellstar International Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Upon effectiveness of our registration statement on Form SB-2, we will be subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.



                          INDEX TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------------------------- ---------
Wellstar International, Inc. and Subsidiary Reviewed Consolidated Financial Statement for the
Three Months Ending October 31, 2005 (Unaudited)
--------------------------------------------------------------------------------------------------- ---------
Report of Independent Registered Public Accounting Firm
--------------------------------------------------------------------------------------------------- ---------
Consolidated Balance Sheet (Unaudited)
--------------------------------------------------------------------------------------------------- ---------
Consolidated Statement of Operations (Unaudited)
--------------------------------------------------------------------------------------------------- ---------
Consolidated Statement of Changes in Stockholder's Equity (Unaudited)
--------------------------------------------------------------------------------------------------- ---------
Consolidated Statement of Cash Flows (Unaudited)
--------------------------------------------------------------------------------------------------- ---------
Consolidated Schedule of Selling, General and Adminsitrative Expenses (Unaudited)
--------------------------------------------------------------------------------------------------- ---------
Notes to Financial Statements (Unaudited)
--------------------------------------------------------------------------------------------------- ---------
Wellstar International, Inc. Consolidated Financial Statements for the Year Ending July 31, 2005
--------------------------------------------------------------------------------------------------- ---------
Report of Independent Registered Public Accounting Firm
--------------------------------------------------------------------------------------------------- ---------
Consolidated Balance Sheet
--------------------------------------------------------------------------------------------------- ---------
Notes to Financial Statements
--------------------------------------------------------------------------------------------------- ---------

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY

                    REVIEWED CONSOLIDATED FINANCIAL STATEMENT

                                OCTOBER 31, 2005

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                   REVIEWED CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 2005





                                    CONTENTS


                                                                        PAGE

REVIEW REPORT OF INDEPENDENT REGISTERED
  PUBLIC ACCOUNTING FIRM                                                 F-1

CONSOLIDATED BALANCE SHEET                                               F-2

CONSOLIDATED STATEMENT OF OPERATIONS                                     F-3

CONSOLIDATED STATEMENT OF CHANGES IN
         STOCKHOLDERS' EQUITY (DEFICIT)                                  F-4

CONSOLIDATED STATEMENT OF CASH FLOWS                                     F-5

CONSOLIDATED SCHEDULE OF SELLING, GENERAL
         AND ADMINISTRATIVE EXPENSES                                     F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENT                              F-7-F-12

To The Board of Directors
Wellstar International, Inc. and Subsidiary
Holland, Ohio 43528


We have reviewed the accompanying consolidated balance sheet of WellStar International, Inc. and Subsidiary as of October 31, 2005 and the related consolidated statements of operation, changes of stockholders' equity (deficit), cash flows, and schedule of selling, general and administrative expenses for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of WellStar International, Inc. and Subsidiary

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


Simontacchi & Company, LLP
Rockaway, New Jersey
December 9, 2005

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 2005


                                     ASSETS
                                     ------
Current Assets:
    Cash                                                           $    937,039
    Prepaid Insurance                                                     3,896
                                                                   -------------
          Total Current Assets                                          940,935
                                                                   -------------

Fixed Assets:
    Imaging Equipment                                                    20,800
    Office Equipment                                                     31,771
                                                                   -------------
           Subtotal                                                      52,571

Less: Accumulated Depreciation                                              246
                                                                   -------------
           Net Fixed Assets                                              52,325
                                                                   -------------
Other Assets:
    Loan Acquisition Cost (net of amortization of $82)                   89,918
    Goodwill                                                             65,000
                                                                   -------------
          Total Other Assets                                            154,918
                                                                   -------------

          Total Assets                                             $  1,148,178
                                                                   =============

                     LIABILITIES LESS SHAREHOLDERS' DEFICIT
                    ----------------------------------------

Current Liabilities:
    Accounts Payable                                               $     23,223
    Accrued Expenses                                                    117,141
    Accrued Payroll Taxes                                                38,372
    Notes Payable                                                       340,000
                                                                   -------------
          Total Current Liabilities                                     518,736
                                                                   -------------

Long-Term Liabilities:
    Convertible Note, Net of Discount of $123,786                       876,214
                                                                   -------------

Stockholders' Equity:
    Common Stock
    Authorized 200,000,000 Shares, par value .001 per share
    Issued and Outstanding Shares, 75,000,000                            75,000
    Paid in Surplus                                                     213,786
    Retained Earnings (Deficit)                                        (535,558)
                                                                   -------------
            Total Shareholders' Deficit                                (246,772)
                                                                   -------------

            Total Liabilities and Stockholder's Equity             $  1,148,178
                                                                   =============


  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2005


Income:
   Revenue from Medical Imaging                                    $        425
                                                                   -------------

Operating Expenses:
   Selling, General and Administrative                                  431,437
   Depreciation and Amortization                                            328
                                                                   -------------
          Total Operating Expenses                                      431,765
                                                                   -------------

Loss from Operations                                                   (431,340)

Other Expense:
   Interest Expense                                                       4,154
                                                                   -------------

Loss before Provision for Taxes                                        (435,494)
   Provision for Taxes                                                        -
                                                                              -
           Net Loss                                                $   (435,494)
                                                                   =============

Net Loss Per Share, Basic and Diluted                              $       (.01)
                                                                   =============

Weighted Average Number of Common Shares
    Outstanding, Basic and Diluted                                 $ 43,082,192
                                                                   =============


  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CHANGES IN
                         STOCKHOLDERS' EQUITY (DEFICIT)
                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2005


                                            Common Stock
                                  -------------------------------
                                                                    Additional Paid     Accumulated
                                        Shares           Amount        In Capital         Deficit        Total
                                  ----------------- ------------- ------------------ -------------- --------------

Balance, August 1, 2005                  75,000,000   $   75,000     $    90,000        ($100,063)   $     64,937

Beneficial conversion feature of
    Convertible Notes                                                    123,786                          123,786

Net Loss for the Period                                                                  (435,494)       (435,494)

Balance, October 31, 2005                75,000,000   $   75,000     $   213,786     $   (535,557)   $   (246,772)
                                                      ===========    ============    =============   =============


  See Accountants' Review Report and Accompanying Notes to Financial Statement

                                       F-4

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2005



Cash Flows from Operating Activities:
   Net Loss                                                        $   (435,495)
   Adjustments to Reconcile Net Loss to Net Cash used
      in Operating Activities:
          Depreciation and Amortization                                     328
   Changes in Operating Assets and Liabilities:
          (Increase) Decrease In:
              Prepaid Expenses                                           (3,896)
          Increase (Decrease) In:
              Accounts Payable                                           23,223
              Accrued Expenses                                          155,463
                                                                   -------------
   Net Cash Used in Operating Activities                               (260,377)
                                                                   -------------

Cash Flows from Investing Activities:
   Acquisition of Equipment                                             (52,571)
                                                                   -------------
   Net Cash Used in Investing Activities                                (52,571)
                                                                   -------------

Cash Flows From Financing Activities:
   Payments of Financing Costs                                          (90,000)
    Proceeds from Issuance of Convertible Notes                       1,190,000
                                                                   -------------
   Net Cash Provided by Financing Activities                          1,100,000
                                                                   -------------

Net Increase in Cash                                                    787,052

Cash at Beginning of Period                                             149,987
                                                                   -------------
Cash at End of Period                                              $    937,039
                                                                   =============

Cash Paid for Interest                                             $         -0-

Cash Paid for Taxes                                                $         -0-

Supplemental Disclosure of Non-Cash Financing Activities:
     During the three months ended October 31, 2005, stock purchase warrants exercisable for 1,666,667 shares of common stock were issued in connection with a closing on $1 million of convertible notes, resulting in an aggregate discount on convertible notes of $123,786 with a corresponding increase in additional paid-in capital.


  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    CONSOLIDATED SCHEDULE OF SELLING, GENERAL
                           AND ADMINISTRATIVE EXPENSES

                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2005



Selling, General and Administrative Expenses:

   Salaries                                                        $    311,050
   Payroll Taxes                                                         22,309
   Professional Fees                                                     33,633
   Travel and Subsistence                                                36,161
   Website and Internet Costs                                             2,348
   Employee Training                                                      1,352
   Business and Stock Registration                                        1,811
   Telephone                                                              4,082
   Health Insurance                                                      10,487
   Marketing                                                              1,451
   Office Expense                                                         1,118
   Delivery Fees                                                            469
   Press Release Expense                                                  3,130
   Printing and Reproduction                                              2,036
                                                                   -------------
      Total Selling, General and Administrative
            Expenses                                               $    431,437
                                                                   =============


  See Accountants' Review Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                OCTOBER 31, 2005



NOTE 1    The Company
---------------------

     a) Wellstar International, Inc. was incorporated December 15, 1997, under the laws of the State of Nevada. The Company was in the development stage and has had no operating activities. On July 12, 2005, the Company entered into an agreement with Trillenium Medical Imaging, Inc. ("TMI") to acquire TMI's intangible property contracts and agreements, whether written or oral.

          The purchase price was the issuance by the Company of 50,000,000 shares, 144 restricted shares, in exchange for all of the issued and outstanding shares of TMI. The Company upon the execution of this agreement had no assets and no operations. TMI currently will be the operating, wholly owned subsidiary.

     b) TMI, on the date of the acquisition, had no operations. TMI began operations on August 1, 2005. TMI has executed agreements to place imaging equipment in a hospital group in Texas and a pain center group in Florida. Operations are scheduled to begin on December 12, 2005 for the pain center and February 1, 2006 for the hospital group.

NOTE 2    Summary of Significant Accounting Policies
----------------------------------------------------

          Intangible Assets

          Goodwill is primarily related to the acquisition of Trillenium Medical Imaging, Inc. on July 12, 2005, (see Notes 1 and 3).

          In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires Goodwill and other intangible assets to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards required, as such, the Company will review the Goodwill for impairment on a annual basis.

          For income tax basis, Goodwill will be amortized over a straight-line method of 15 years as per the Tax Reform Act of 1993.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                OCTOBER 31, 2005


NOTE 2    Summary of Significant Accounting Policies (cont'd)
-------------------------------------------------------------

          Revenue Recognition

          Revenue will be recognized as earned per the licensing agreements, which provide for a fixed charge per imaging scan.

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

          Income Taxes

          The Company has elected to provide for income taxes based on the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements and tax returns in different years. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in an effect for the year in which the differences are expected to reverse.

          Concentration of Credit Risk

          Financial instruments which potentially subject the Company to concentrations of credit risk consists of a checking account with a financial institution in excess of insured limits. The excess above insured limits is approximately $837,000. The Company does not anticipate non-performance by the financial institution.

          Fair Value of Financial Instruments

          Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, approximate fair value because of their short maturities.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                OCTOBER 31, 2005


NOTE 2    Summary of Significant Accounting Policies (cont'd)
-------------------------------------------------------------

          Equipment

          Equipment is recorded at cost and depreciated on the straight line method with an estimated life of Five (5) years. Depreciation expense for the three months ended October 31, 2005 was $246.

          Loan Acquisition Costs

          Loan acquisition costs are stated at cost and relate to the costs of acquiring the NIR financing. Amortization is provided for under the straight line method over three (3) years.

          Loss Per Share

          Basic and diluted net loss per common share for the three months ended October 31, 2005 are computed based upon the weighted average number of common shares outstanding. The assumed conversion of common stock equivalent was not included in the computation of diluted loss per share because the assumed conversion and exercise would be anti-dilutive due to net loss incurred. Based on the closing market price of the Company's common on October 31, 2005, the conversion of its convertible notes would have resulted in the issuance of additional common shares in the amount of 2,666,667. In addition to the effect of the assumed conversions, 2,666,667 stock purchase warrants were exercisable at October 31, 2005, and also not included in the weighted average number of common shares outstanding.

NOTE 3    Convertible Notes
---------------------------

          On October 31, 2005, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC and its related entities for the sale of $3,000,000 of 8% three-year (due October 31, 2008) secured convertible notes and for stock purchase warrants exercisable for 5,000,000 shares of common stock expiring October 31, 2008. The notes are convertible, at the holder's option, into shares of common stock, in whole or in part, at any time afer the original issue date. The number of shares of common stock issuable upon a conversion is to be determined by dividing the outstanding principal amount of the notes to be converted, plus related accrued interest, by the conversion price. The conversion price in effect on any conversion date will be 60% of the average of the three day lowest bid prices during the twenty trading days immediately preceding the applicable conversion date.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                OCTOBER 31, 2005


NOTE 3    Convertible Notes (cont'd)
------------------------------------

          The fixed conversion price shall mean $0.12 which is the highest conversion price. The stock purchase warrants have an exercise price of $0.50 per share. Also, on October 31, 2005, the Company closed on $1,000,000 of the $3,000,000 of convertible notes contemplated by the Securities Purchase Agreement and issued stock purchase warrants exercisable for 1,666,667 shares of common stock in connection therewith. The Company shall file a registration statement within 30 days of the October 31, 2005 closing, registering sufficient underlying shares to be reserved for issuance upon conversion of the convertible notes and exercise of the stock purchase warrants. If not filed by the filing date or declared effective by the SEC on or after 105 days from the date of closing, or if effective and sales of all the registerable securities cannot be made pursuant to the registration statement or the common stock is not listed or included for quotation on an exchange for the Company's securities, then the Company shall pay to each holder of the notes or registerable securities an amount equal to the then outstanding principal amount of the notes multiplied by the applicable percentage as defined in the Registration Rights Agreement.

          In connection with the aforementioned issuance of $1,000,000 of convertible notes, of which the Company received net proceeds of $910,000, after payment of fees and costs, the Company granted a first priority security interest in all the assets of the Company. The issuance of the convertible notes resulted in a beneficial conversion feature in the amount of $123,786 and was recorded as a discount on the debt and as a component of additional paid in capital and was accredited over a three year period as interest in accordance with EITF00-27. The warrants have a fair market value of zero and calculated on the grant date using the Black Scholes Option pricing model, as required under FASB 123.

NOTE 4    Note Payable
----------------------

          The Company has borrowed  $150,000 from an unrelated  individual.  The
          Note is dated August 1, 2005, the funds were deposited July 29, 2005. The outstanding balance of the loan shall bear monetary interest at the fixed rate of six percent (6%) simple, non-compounding interest payable in arrears per annum. The outstanding balance of principal and interest is due and payable on demand on or after August 1, 2006. All payments shall apply first to interest accrued and then principal. The Company may prepay all or part without a pre-payment penalty.

          Additionally, the Company shall cause 500,000 shares of its Common Stock, under one year restriction to be transferred to the lender. The stock has been transferred in November 2005.


                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                OCTOBER 31, 2005


NOTE 4    Note Payable (cont'd)
-------------------------------

          Default shall occur upon (1) failure to make payment on the note or transfer of stock when due, (2) Company institutes bankruptcy or solvency proceedings or make an assignment for the benefit of creditors.

          Note Payable - Due After One Year                            $150,000


          The Company has entered into a loan agreement with an individual.  The note is dated October 11, 2005. The note provides for a total loan of $400,000, the Company received $190,000 by October 31, 2005. The balance of $210,000 was subsequently received on November 29, 2005. The note bears interest at a fixed rate of 8%, plus the prevailing variable margin rate charged to the lender. As of October 31, 2005, the margin rate was 6.75%. The outstanding balance of principal and accrued interest is due and payable on April 11, 2006. The Company may prepay all or part of the loan without penalty. As security for the loan, the Company has pledged all of its tangible and intangible assets. Commencing on January 1, 2006, the Company shall establish an escrow account and shall deposit 25% of all proceeds generated by the thermal imaging cameras purchased with $210,000 of proceeds from the loan. The funds shall remain in escrow for use in paying all sums due to the lender.

          In addition, the lender has the option to convert the loan into fully registered, unsecured common stock of the Company at a conversion price on the day of conversion, minus 40%. The lender shall have the right to convert on the prepayment date or the due date, whichever occurs first.

          The lender also received warrants to purchase 1,000,000 shares of the Company's fully registered, unrestricted common stock at an exercise price of $0.50 per share. The lender understands and acknowledges that the Company is in the process of completing its registration and the stock is not currently available. The warrants expire in two years from the date of the note.

          Balance due at October 31, 2005                              $190,000



                         See Accountants' Review Report

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                                OCTOBER 31, 2005


Note 5    Subsequent Event
--------------------------

          The Company is negotiating the purchase of certain assets of Micro Health Systems, Inc. (MHS) under a letter of intent. The Company expects to purchase the exclusive right to market, sell and otherwise promote Thermal Imaging Cameras and related software manufactured by Mikron Instruments Co., Inc., in the medical and veterinary markets. Additionally, the Company expects to purchase MHS's customer list, FDA registrations, all other intellectual property and a covenant not to compete. Total consideration is $600,000, plus 2,000,000 shares of stock. The terms are $400,000 down, $200,000 due within one year bearing interest at 8%. The 2,000,000 shares of unregistered, restricted stock will be delivered at closing. As of December 9, 2005, a definitive agreement has not been signed.


                         See Accountants' Review Report

                          WELLSTAR INTERNATIONAL, INC.

                        CONSOLIDATED FINANCIAL STATEMENT

                                  JULY 31, 2005

                          WELLSTAR INTERNATIONAL, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JULY 31, 2005





                                    CONTENTS


                                                                       PAGE


                  REPORT OF INDEPENDENT REGISTERED
                           PUBLIC ACCOUNTING FIRM                        1

                  CONSOLIDATED BALANCE SHEET                             2

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENT            3 - 6

To The Board of Directors
Wellstar International, Inc.
Holland, Ohio 43528


             Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheet of Wellstar International, Inc. and Subsidiary as of July 31, 2005. The financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversite Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our  opinion,  the  consolidated  balance  sheet  referred to above  presents fairly, in all material respects, the financial position of Wellstar International, Inc. and Subsidiary as of July 31, 2005, in conformity with accounting principles generally accepted in the United States of America.




Simontacchi & Company, LLP
Rockaway, New Jersey
September 19, 2005

                          WELLSTAR INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2005



                                     ASSETS
Current Assets:

    Cash                                                                        $   149,987
                                                                                ------------
          Total Current Assets                                                      149,987

    Goodwill                                                                         65,000
                                                                                ------------

          Total Assets                                                          $   214,987
                                                                                ============

                                   LIABILITIES
Current Liabilities:

    Loan Payable - Officer                                                      $        50
                                                                                ------------
          Total Current Liabilities                                                      50


                                                                                    150,000
Note Payable - Due After One Year

Stockholders' Equity:

    Common Stock
    Authorized 200,000,000 Share, par value .001 per share
    Issued and Outstanding Shares, 75,000,000                                        75,000
    Paid in Surplus                                                                  90,000
    Retained Earnings (Deficit Accumulated During the
       Development Stage)                                                          (100,063)
                                                                                ------------
            Total Shareholders' Equity                                               64,937
                                                                                ------------

            Total Liabilities and Stockholder's Equity                          $   214,987
                                                                                ============


      See Accountants' Report and Accompanying Notes to Financial Statement

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                                  JULY 31, 2005



NOTE 1 The Company
------------------

a) Wellstar International, Inc. was incorporated December 15, 1997, under the laws of the State of Nevada. The Company has been in the development stage and has had no operating activities. On July 12, 2005, the Company entered into an agreement with Trillenium Medical Imaging, Inc. ("TMI") to acquire TMI's intangible property contracts and agreements, whether written or oral.

        The purchase price was the issuance by the Company of 50,000,000 shares, 144 restricted shares, in exchange for all of the issued and outstanding shares of TMI. The Company upon the execution of this agreement had no assets and no operations. TMI currently will be the operating, wholly owned subsidiary.

b) TMI, on the date of the acquisition, had no operations. TMI is having imaging equipment manufactured for them and will be serving individuals as well as the equine industry (horses). TMI is currently in the position to open three facilities. Two facilities will be inside centers owned by a hospital group and one in a horse park in Lexington, Kentucky.


NOTE 2 Summary of Significant Accounting Policies
-------------------------------------------------

        Intangible Assets

        Goodwill is primarily related to the acquisition of Trillenium Medical Imaging, Inc. on July 12, 2005, (see Notes 1 and 3).

        In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires Goodwill and other intangible assets to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards required, as such, the Company will review the Goodwill for impairment on a annual basis.

        For income tax basis, Goodwill will be amortized over a straight-line method of 15 years as per the Tax Reform Act of 1993.

                  WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                                  JULY 31, 2005


NOTE 2 Summary of Significant Accounting Policies (cont'd)


        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

        Income Taxes

        The Company has elected to provide for income taxes based on the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements and tax returns in different years. Under this method, deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in an effect for the year in which the differences are expected to reverse.

        Concentration of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consists of a checking account with a financial institution in excess of insured limits. The excess above insured limits is approximately $49,987. The Company does not anticipate non-performance by the financial institution.

        Fair Value of Financial Instruments

        Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, approximate fair value because of their short maturities.

                  WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                                 JULY 31, 2005


NOTE 3 Shareholders' Equity
---------------------------

        Pursuant to a corporate resolution, dated December 15, 1997, the Company sold 10,000,000 shares of its Common Stock to individuals at $0.01 per share, in transactions exempt from registration requirement of the Securities Act of 1933, as amended, pursuant to Rule 504 of Regulation
        D. The Company received a legal opinion that it was not subject to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and was not subject to these sections at the time of sale.

        The sale of the 10,000,000 shares was accounted for as follows:

        Common Stock at Par Value $.001 per share                  $    10,000
        Capital Paid in Excess of Par                                   90,000
                                                                   ------------
                             Subtotal                                  100,000

        Per a Board of Directors Resolution on Oct. 27,
        2004, The Officers of the Company were issued 15
        million shares for service performed. The shares
        were issued November 1, 2004, and were valued at
        par value of $.001 per share.                                   15,000
                                                                   ------------
                              Total                                    115,000

        Development Company Costs prior to the Acquisition
        of TMI                                                        (100,000)
                                                                   ------------

        Shareholders' Equity at Time of Acquisition                     15,000

        Issuance of Shares for TMI - Valued at Par Value
        50,000,000 X $.001                                              50,000

        Costs Subsequent to Acquisition - Bank Charges                     (63)
                                                                   ------------

        Shareholders' Equity - July 31, 2005                       $    64,937
                                                                   ============

                   WELLSTAR INTERNATIONAL, INC. AND SUBSIDIARY

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                                  JULY 31, 2005



NOTE 4 Note Payable
--------------------

        The Company has borrowed $150,000 from an unrelated individual. The Note is dated August 1, 2005, the funds were deposited July 29, 2005. The outstanding balance of the loan shall bear monetary interest at the fixed rate of six percent (6%) simple, non-compounding interest payable in arrears per annum. The outstanding balance of principal and interest is due and payable on demand on or after August 1, 2006. All payments shall apply first to interest accrued and then principal. The Company may prepay all or part without a pre-payment penalty.

        Additionally, the Company shall cause 500,000 shares of its Common Stock, under one year restriction on sale to be transferred to the lender on or before October 31, 2005.

        Default shall occur upon (1) failure to make payment on the note or transfer of stock when due, (2) Company institutes bankruptcy or solvency proceedings or make an assignment for the benefit of creditors.


        Note Payable - Due After One Year           $150,000

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                                         TABLE OF CONTENTS

                                                                                                      Page
Prospectus Summary                                                                                      3
Recent Developments
Risk Factors                                                                                            6
Use of Proceeds                                                                                        12
Market For Common Equity And Related Stockholder Matters                                               15
Management's Discussion And Analysis or Plan Of Operation                                              17
Business                                                                                               37
Description of Property                                                                                51
Legal Proceedings                                                                                      53
Management                                                                                             54
Executive Compensation                                                                                 56
Certain Relationships And Related Transactions                                                         23
Security Ownership Of Certain Beneficial Owners And Management                                         60
Description of Securities                                                                              61
Indemnification for Securities Act Liabilities                                                         61
Plan of Distribution                                                                                   61
Selling Stockholders                                                                                   64
Legal Matters                                                                                          69
Experts                                                                                                69
Available Information                                                                                  69
Index To Financial Statements                                                                          70

                             UP TO 106,463,095 SHARES
                                     OF OUR
                                 OF COMMON STOCK


                           Wellstar International Inc.

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                December 13, 2005


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT
SEC Registration fee                          $    1,661.39

Accounting fees and expenses                      10,000.00*
Legal fees and expenses                           50,000.00*
Miscellaneous                                        338.61
                   TOTAL                      $   62,000.00*

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On November 1, 2004, the Company issued 15,000,000 shares of its common stock to its officers for services performed. On June 21, 2005, the Company issued 50,000,000 shares of its common stock as consideration for the acquisition of Trillennium Medical Imaging, Inc.

On December 5, 2005, the Company issued 1,000,0000 shares of its common stock to Robert Barnes for technology consulting serves.

On December 5, 2005, the Company issued 1,000,0000 shares of its common stock to Terri Cmorey for technology consulting serves.

On December 5, 2005, the Company issued 1,500,0000 shares of its common stock to be held in escrow as collateral in connection with a proposed acquisition.

On December 5, 2005, the Company issued 1,000,0000 shares of its common stock underlying a common stock purchase warrant issued to Andrew Thompson.

On December 5, 2005, the Company issued 775,0000 shares of its common stock to Sichenzia Ross Friedman Ference LLP in consideration for legal services.

On December 5, 2005, the Company issued 500,0000 shares of its common stock to Norman Abood in consideration for legal services.

On December 5, 2005, the Company issued 200,0000 shares of its common stock to Edmund Nagel in consideration for consulting services.

On December 5, 2005, the Company issued 200,0000 shares of its common stock to Cooper Gentry Lee in consideration for information technology consulting services.

On December 5, 2005, the Company issued 100,0000 shares of its common stock to Jan L. Crawford in consideration for information consulting services.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Wellstar International Inc. or executive officers of Wellstar International Inc., and transfer was restricted by Wellstar International Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.


ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Wellstar International Inc., a Nevada corporation.

Exhibit
No.                        Description
------- ------------------------------------------------------------------------
3.1     Articles of Incorporation of Wellstar International, Inc. *
3.3     Bylaws of Wellstar International, Inc. *
5.1     Sichenzia Ross Friedman Ference LLP Opinion and Consent. *
10.1 Securities Purchase Agreement dated October 31, 2005, by and among Wellstar International Inc. and the investors named on the signature pages thereto. *
10.2    Form of Callable Secured Convertible Note dated October 31, 2005. *
10.3    Form of Stock Purchase Warrant dated October 31, 2005. *
10.4 Registration Rights Agreement dated October 31, 2005, by and among Wellstar International Inc. and the investors named on the signature pages thereto. *

10.5 Security Agreement dated October 31, 2005, by and among Wellstar International Inc. and the investors named on the signature pages thereto. *
10.8 Intellectual Property Security Agreement dated October 31, 2005, by and among Wellstar International Inc. and the investors named on the signature pages thereto. *
10.7 Technical Services Agreement by and between Trillennium Medical Imaging, Inc. and Surgicenters of America, Inc. dated October 4, 2005. *
10.8 Agreement by and between Trillennium Medical Imaging, Inc. and Primary Care Practitioners. *
10.9   Term Loan Agreement dated October 11, 2005. *
10.10   Commercial Cognovit Promissory Note dated October 17, 2005. *
10.11   Commercial Cognovit Promissory Note dated November 28, 2005. *
10.12   Security Agreement dated October 11, 2005. *
10.13   Demand Note dated August 1, 2005. *
10.14 Employment Agreement by and between Wellstar International, Inc. and John A. Antonio *
10.15 Employment Agreement by and between Wellstar International, Inc. and Ken McCoppen *
23.1    Consent of Simontacchi & Company, LLP. *
23.2    Consent of legal counsel (see Exhibit 5.1).

* Filed herewith.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Wellstar International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of December 2005.

                           WELLSTAR INTERNATIONAL INC.

                  Name:   /s/ John Antonio
                          -----------------
                          John Antonio

                  Title: President, Chief Executive Office, Director (Principal Executive Officer)

                  Name:   /s/ Howard Bielski
                          -------------------
                          Howard Bielski

                  Title:  Chief Financial Officer
                          (Principal Accounting and Financial Officer)


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

               SIGNATURE                               TITLE                            DATE

By:   /s/ John Antonio                     President and Chief Executive         December 13, 2005
      --------------------                        Officer, Director
      John Antonio                           (Principal Executive and
                                                Financial Officer)

By:   /s/ Ken McCoppen                   Senior Vice President, Director         December 13, 2005
      --------------------
      Ken McCoppen

By:   /s/ Michael Shen                               Director                    December 13, 2005
      --------------------
      Michael Shen

By:                                                  Director                    December __, 2005
      --------------------
      McKinley Boston